Promissory Note

CDN$250,000	May 17th, 2007

FOR VALUE RECEIVED, ACCESS ENERGY INC. (hereinafter called “Borrower”) hereby promises to pay to the order of BLACKSANDS PETROLEUM, INC. (hereinafter called “Lender”), the principal sum of CDN$250,000 (two hundred fifty thousand Canadian dollars) (the “Loan”) in lawful money of the United States of America and in immediately available funds.

1. The outstanding principal balance of this Note, together with accrued and unpaid interest thereon, shall be due and payable no later than the earlier of (i) August 7, 2007, (ii) the date of closing of the Investment (as defined in a Loan and Security Agreement; the “Loan Agreement”) of even date herewith by and between Borrower and Lender), or (iii) such other date as may be mutually agreed upon by the parties. The date such repayment is due is sometimes referred to as the “Due Date”. Upon the closing of the Investment, all indebtedness evidenced hereby shall be deemed canceled and paid in full.

2. The Loan shall bear interest at the rate of nine percent (9%) per annum on the full amount of the Loan, such interest to commence accruing on the date hereof and payable at the start of each calendar month preceding the Due Date.

3. Interest shall be calculated on the basis of a year of three hundred sixty (360) days applied to the actual days on which there exists an unpaid balance under this Note.

4. Upon an “Event of Default,” as defined in the Loan Agreement described below, the rate of interest accruing on the amount of the entire Loan of this Note shall increase to fifteen percent (15%) per annum. Such default interest rate shall continue until all defaults are cured.

5. This Note is subject to the terms of the Loan Agreement of even date herewith by and between Borrower and Lender. All capitalized and undefined terms herein shall have the meaning given them in the Loan Agreement.

6. Upon the occurrence of an Event of Default under the Loan Agreement, the entire principal amount outstanding hereunder and all accrued interest hereon, together with all other sums due hereunder, shall, as provided in the Loan Agreement, after the expiration of the applicable Cure Period become immediately due and payable. If such Event of Default is cured within the Cure Period, including but not limited to (i) by payment in full of the entire principal amount outstanding hereunder and all accrued interest hereon, together with all other sums due hereunder, or (ii) by the consummation of an Investment, then all indebtedness evidenced hereby shall be deemed canceled and paid in full.

Notwithstanding the foregoing, if an Event of Default is cured prior to the end of the Cure Period (including, but not limited to, an Event of Default pursuant to Section 6.1(d) of the Loan Agreement), Borrower shall use its best efforts to ensure that the Investment and the Transactions are consummated.

7. In addition to the rights and remedies given it by this Note and the Loan Agreement, Lender shall have all those rights and remedies allowed by applicable laws. The rights and remedies of Lender are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others. Borrower shall be liable for all commercially reasonable costs, expenses and attorneys’ fees incurred by Lender in connection with the collection of the indebtedness evidenced by the Note.

8. To the extent permitted by applicable law, Borrower waives all rights and benefits of any statute of limitations, moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided or which may hereafter be provided by law, both as to itself and as to all of its properties, real and personal, against the enforcement and collection of the indebtedness evidenced hereby.

9. All notices, requests, demands, and other communications with respect hereto shall be in writing and shall be delivered by hand, sent prepaid by a nationally-recognized overnight courier service or sent by the United States or Canadian mail, certified, postage prepaid, return receipt requested, at the addresses designated in the Loan Agreement or such other address as the parties may designate to each other in writing.

10. This Note or any provision hereof may be waived, changed, modified or discharged only by agreement in writing signed by Borrower and Lender. Borrower may not assign or transfer its obligation hereunder without the prior written consent of Lender.

11. The term “Borrower” shall include each person and entity now or hereafter liable hereunder, whether as maker, successor, assignee or endorsee, each of whom shall be jointly, severally and primarily liable for all of the obligations set forth herein.

12. If any provision of this Note shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if this Note had never contained the invalid or unenforceable provision.

13. This Note shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law provision or rule. Any controversy or dispute arising out of or relating to this Note shall be settled solely and exclusively in accordance with the provisions of the Loan Agreement, dated as of even date herewith, which provisions are incorporated by reference herein as though fully set forth.

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IN WITNESS WHEREOF, the undersigned Borrower has caused the due execution of this Note as of the day and year first herein above written.

ACCESS ENERGY INC.

Date:	By:	/s/ Paul Parisotto
Name: Paul Parisotto
Title: President